 Filed Pursuant to Rule 424(b)(5)
 Registration Statement No. 333-276702
PROSPECTUS SUPPLEMENT
(To prospectus dated February 2, 2024)
Up to $3,000,000
Common Stock
We have entered into an At The Market Offering Agreement (the “sales agreement”) with H.C. Wainwright & Co., LLC (“Wainwright”) relating to shares of our common stock, par value $0.001 per share, offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the sales agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $3,000,000 from time to time through Wainwright acting as our agent.
Our common stock is listed on The Nasdaq Capital Market under the symbol “APRE”. On November 4, 2024, the last reported sale price of our common stock on The Nasdaq Capital Market was $3.9717 per share.
Sales of our common stock, if any, under this this prospectus supplement and the accompanying prospectus will be made in sales deemed to be “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Wainwright is not required to sell any specific amount of securities, but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between Wainwright and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
The compensation to Wainwright for sales of common stock sold pursuant to the sales agreement will be an amount equal to 3.0% of the gross proceeds of any shares of common stock sold under the sales agreement. In connection with the sale of the common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Wainwright will be deemed to be underwriting commissions or discounts. See “Plan of Distribution” beginning on page S-15 for additional information regarding the compensation to be paid to Wainwright. We have also agreed to provide indemnification and contribution to Wainwright with respect to certain liabilities, including liabilities under the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As of November 7, 2024, the aggregate market value of our common stock held by our non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, was $21,357,580, based on 4,799,458 shares of outstanding common stock held by non-affiliates as of such date and a price of $4.450 per share, which was the last reported sale price of our common stock on the Nasdaq Capital Market on October 17, 2024. We have not offered or sold any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus (excluding this offering). Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a registered offering with a value exceeding more than one-third of our “public float” (the market value of our common stock held by our non-affiliates) in any 12-month period so long as our public float remains below $75.0 million
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”
Our business and an investment in our common stock involve significant risks. These risks are described under the caption “Risk Factors” beginning on page S-7 of this prospectus and in the documents incorporated by reference into this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
H.C. Wainwright & Co.
November 8, 2024

PROSPECTUS SUPPLEMENT
PROSPECTUS

S-i

ABOUT THIS PROSPECTUS
This prospectus supplement and the accompanying prospectus form is part of a shelf registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”). Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $3,000,000 from time to time under this prospectus supplement and the accompanying base prospectus at prices and on terms to be determined by market conditions at the time of the offering.
We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this At The Market Offering Agreement prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this At The Market Offering Agreement prospectus is inconsistent with the accompanying base prospectus, you should rely on this prospectus. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
You should rely only on the information contained in, or incorporated by reference into, this prospectus and in any free writing prospectus that we may authorize for use in connection with this offering. We have not, and Wainwright has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and Wainwright is not, making an offer to sell or soliciting an offer to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation. You should assume that the information appearing in this prospectus, the documents incorporated by reference into this prospectus, and in any free writing prospectus that we may authorize for use in connection with this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus, the documents incorporated by reference into this prospectus, and any free writing prospectus that we may authorize for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”
We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
In this prospectus, the terms “Aprea,” “Company,” “we,” “us,” “our” and similar terms refer to Aprea Therapeutics, Inc., a Delaware corporation, and its subsidiaries unless the context otherwise requires.
This prospectus and the information incorporated herein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference in this prospectus are the property of their respective owners.

MARKET DATA
This prospectus and the documents incorporated by reference herein include market and industry data and forecasts concerning our business and the markets for certain cancers, including data regarding the estimated size of those markets and the incidence and prevalence of certain medical conditions, that we have derived from independent consultant reports, publicly available information, various industry, medical and general publications, other published industry sources, government data and our internal data and estimates. Independent consultant reports, industry publications and other published industry sources generally indicate that the information contained therein was obtained from sources believed to be reliable. Our internal data and estimates are based upon information obtained from trade and business organizations and other contacts in the markets in which we operate and our management’s understanding of industry conditions.

PROSPECTUS SUMMARY
This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in the securities covered by this prospectus. For a more complete understanding of Aprea and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus, including the information incorporated by reference in this prospectus and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus beginning on page S-7.
Overview
We are a clinical-stage biopharmaceutical company focused on precision oncology through synthetic lethality. Our approach is built upon a platform of integrated discovery technologies to enrich our pipeline with novel targets in synthetic lethality and cancer treatment. Together with our expertise in small molecule drug discovery, we are applying the capabilities of our discovery platform to the development of new precision oncology therapies and the identification of patient populations most likely to benefit.
Aprea Therapeutics AB was originally incorporated in 2002 and commenced principal operations in 2006. On September 20, 2019, we consummated a reorganization, pursuant to which all of the issued and outstanding stock and options of Aprea Therapeutics AB were exchanged for common stock, preferred stock or options, as applicable, of Aprea Therapeutics, Inc. As a result, Aprea Therapeutics AB became a wholly owned subsidiary of Aprea Therapeutics, Inc. Prior to the acquisition of Atrin Pharmaceuticals Inc. (“Atrin”), in May 2022, we were engaged in the clinical development of cancer therapeutics that reactivate the mutant p53 tumor suppressor protein. In December 2020, we announced that our pivotal Phase 3 myelodysplastic syndromes trial failed to meet its predefined primary endpoint of complete remission (“CR”) rate. Given these results, FDA feedback and the costs of continuing the APR-246 development program, we shifted focus of our activities to the assets acquired in the May 2022 acquisition of Atrin. Our two clinical programs are a novel oral macrocyclic ATR inhibitor, ATRN-119, and our next-generation oral inhibitor of the WEE1 kinase, APR-1051. Both programs are the cornerstones of our pipeline of synthetic lethality-based cancer therapeutics and were internally discovered, developed, and evaluated by our dedicated team of chemists, scientists, and clinicians. We do not currently have any significant ongoing preclinical studies or any clinical trials involving APR-246, our reactivators of mutant p53. Our primary pre-clinical focus is on the discovery and development of molecules targeting DDR pathways in oncology through synthetic lethality.
We believe that synthetic lethality has the potential to impact patients’ lives and treatment strategies for a wide range of cancer types. We aspire to become a leader in this emerging field and are establishing a pipeline of clinical and preclinical programs that we believe may have broad application to cancer treatment.
Our most advanced synthetic lethality product candidate is ATRN-119, a clinical-stage oral small molecule inhibitor of ataxia telangiectasia and Rad3-related, or ATR. The ATR kinase is a master regulator of the DNA damage response, with key roles in cell cycle control and DNA repair following replication stress. Aprea Therapeutics has developed ATRN-119, the first oral macrocyclic ATR inhibitor to enter clinical trials. We are enrolling patients into ABOYA-119, a Phase 1/2a clinical trial to evaluate ATRN-119 under an investigational new drug (“IND”) application. The first five dose cohorts have been completed, with the sixth cohort currently enrolling. The primary endpoint of this Phase 1 part is to evaluate the tolerability and pharmacokinetics of ATRN-119 when administered orally on a continuous, once-daily schedule. We observed preliminary signs of clinical benefit in the early stages of development, and based on the interim data from our ongoing first-in-human phase study, ATRN-119 has demonstrated the ability to be safe and well tolerated, with no dose-limiting toxicities and no signs of significant hematological toxicity reported. We recently amended the study protocol to 1) add up to four additional groups of patients who will receive ATRN-119 twice a day (BID); 2), add an additional, higher dose level of 1,500mg once a day (QD) and 3) investigate the effect of food on ATRN-119 absorption and drug exposure in blood. Under the current new protocol, we anticipate potential efficacy data readout in second half 2025.

Our second clinical program is a WEE1 inhibitor, APR-1051. WEE1 is a protein kinase that inhibits premature cell cycle progression. Specifically, WEE1 prevents the premature entry of cells into both the DNA synthetic phase of the cell cycle and the phase in which cells divide after the DNA is duplicated. Through these roles, WEE1 prevents loss of genome stability, particularly in CCNE1-overexpressing cancer cells. APR-1051 is an orally bioavailable, highly potent, and selective small molecule inhibitor of WEE1. APR-1051 has demonstrated in vivo anti-proliferative activity in multiple cancer cell lines. Importantly, the pharmacodynamic properties of APR-1051 include lower off-target inhibition of three members of the PLK family of kinases (PLK1, PLK2, and PLK3), which may improve its therapeutic value. In March 2024, the FDA cleared our IND application for APR-1051 and in the second quarter of 2024 we enrolled the first patient into ACESOT-1051. A total of 8 cohorts are planned for ACESOT-1051 that will evaluate doses of 10 mg to 150 mg once daily. As of November 4, 2024, we are enrolling cohort 4 for ACESOT-1051 to evaluate a subtherapeutic dose of 50 mg once daily. Preliminary results indicate APR-1051 is safe and well-tolerated with no hematologic toxicity and one possible treatment-related grade 1 adverse event (abdominal distention) at the dose levels assessed. Active enrollment is ongoing at three sites in the U.S. (NCT06260514) with additional sites planned. We expect open-label safety/efficacy data in the first half of 2025.
We also have an early preclinical research program, which is currently in the lead optimization stage, for an undisclosed DDR target.
In addition to development of these drugs as single agents, we are also evaluating potential expansion opportunities for our product candidates through combination with other agents where we believe a combination of therapeutic agents may enhance efficacy. Importantly, we are also evaluating combination opportunities within our pipeline, including pre-clinical research on the combination of ATRN-119 and APR-1051 that is supported by a Phase II SBIR grant from the National Cancer Institute.
We have assembled a team with extensive experience in the discovery, development and commercialization of oncology drugs to support our mission of developing novel synthetic lethality-based cancer therapeutics.
Implications of Being an Emerging Growth Company and Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002 reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2024 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. We have not elected to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Corporate Information
Our principal executive offices are located at 3805 Old Easton Road, Doylestown, PA 18902, and our telephone number is (617) 463-9385. Our website address is www.aprea.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.
Our filings with the SEC are posted on our website at www.aprea.com. The information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

The Offering
Common stock offered by us
Shares having an aggregate offering price of up to $3,000,000.
Common stock to be outstanding after this offering
Up to approximately 6,190,247 shares, assuming the sale of $3,000,000 of shares at a sales price of $3.9717 per share, which was the last reported sale price on The Nasdaq Capital Market on November 4, 2024. The actual number of shares issued and outstanding will vary depending on the sales price under this offering.
Manner of Offering
“At-the-market” offering that may be made from time to time through our sales agent, Wainwright. See “Plan of Distribution” on page S-16 of this prospectus.
Use of proceeds
Our management will retain broad discretion regarding the allocation and use of the net proceeds from this offering. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including for preclinical studies and clinical trials and the advancement of our product candidates. See “Use of Proceeds” on page S-11 of this prospectus.
Nasdaq Capital Market symbol
“APRE”
Risk Factors
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors that you should carefully consider before deciding to invest in shares of our common stock.
The number of shares of common stock shown above to be outstanding immediately following this offering is based on 5,434,903 shares outstanding as of November 7, 2024 and excludes:
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28,112 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock;

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2,194,788 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding at a weightedaverage exercise price of $8.20 per share;

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507,076 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock outstanding with an exercise price of $0.001 per share;

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734,131 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding at a weighted-average exercise price of $60.39 per share;

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36,442 shares of common stock issuable upon the vesting of restricted stock units; and

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83,998 shares of our common stock reserved for issuance under our 2019 Equity Incentive Plan.

This prospectus reflects and assumes no exercise of outstanding options or warrants.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2024, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
Risks Relating to this Offering
Management will have broad discretion as to the use of the proceeds from this offering and may not use the proceeds effectively.
We cannot specify with certainty all of the particular uses of the net proceeds of this offering. Our management will have significant flexibility in applying the net proceeds from this offering, and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Investors may not agree with our decisions on the use of proceeds of this offering, and our use of the proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our management may use the net proceeds for purposes that may not improve our financial condition or market value. Our failure to apply the net proceeds of this offering effectively could impair our ability to pursue our growth strategy or could require us to raise additional capital. Pending their use, we intend to invest the net proceeds from the offering in investment-grade, interest-bearing instruments, such as money market accounts, certificates of deposit, commercial paper and guaranteed obligations of the U.S. government. These investments may not yield a favorable return to our stockholders.
Future sales of substantial amounts of our common stock, or the possibility that such sales could occur, could adversely affect the market price of our common stock.
We may issue up to $3.0 million of shares of common stock from time to time in this offering. The issuance from time to time of shares in this offering, as well as our ability to issue such shares in this offering, could have the effect of depressing the market price or increasing the market price volatility of our common stock.
It is not possible to predict the actual number of shares we will sell under the sales agreement, or the gross proceeds resulting from those sales.
Subject to certain limitations in the sales agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the sales agent at any time throughout the term of the sales agreement. The number of shares that are sold through the sales agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of the common stock during the sales period, the limits we set with the sales agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.
You may experience immediate and substantial dilution.
If the offering price per share you pay in this offering exceeds the net tangible book value per share of our common stock, you will be immediately diluted to the extent of the difference between the amount you pay per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering. Assuming we sell an aggregate amount of $3.0 million in this offering at an assumed public offering price of $3.9717 per share, the closing price per share of our common stock on The Nasdaq Capital Market on November 4, 2024, and after deducting commissions and estimated aggregate offering expenses payable by us, you would experience immediate dilution in net tangible book value of $0.0217 per share, representing a difference between the assumed public offering price per share and our as adjusted net tangible book value per share after this offering. To the extent that outstanding options are exercised or outstanding restricted stock units vest and settle, investors purchasing our common stock in this offering may experience further dilution. See the section entitled “Dilution” for a more detailed illustration of the dilution you may incur if you participate in this offering.
You may experience future dilution as a result of future equity offerings.
In order to raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock or other securities convertible into or exchangeable for our common stock in future transactions may be higher or lower than the price per share in this offering.
If securities or industry analysts fail to continue publishing research about our business, if they change their recommendations adversely or if our results of operations do not meet their expectations, our stock price and trading volume could decline.
The trading market for our common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause our stock price or trading volume to decline. In addition, it is likely that in some future period our operating results will be below the expectations of securities analysts or investors. If one or more of the analysts who cover us downgrade our stock, or if our results of operations do not meet their expectations, our stock price could decline.
Because we do not intend to declare cash dividends on our shares of common stock in the foreseeable future, stockholders must rely on appreciation of the value of our common stock for any return on their investment.
We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends in the foreseeable future. In addition, the terms of any existing or future debt agreements may preclude us from paying dividends. As a result, we expect that only appreciation of the price of our common stock, if any, will provide a return to investors in this offering for the foreseeable future.

FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing,” “goal,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
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our ability to continue to operate as an integrated company subsequent to our acquisition of Atrin Pharmaceuticals Inc.;

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estimates of our expenses, capital requirements and our needs for additional financing;

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business interruptions, including delays in enrollment, patient follow-up and data collection of clinical trials, resulting from a public health emergency or pandemic;

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the prospects of our product candidates, all of which are still in development;

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outcome and results of ongoing or future preclinical studies and clinical trials of our product candidates;

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our expectations regarding our ability to identify, discover or acquire additional suitable product candidates;

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the design of our ongoing and planned clinical trials, including the sample size, trial duration, endpoint definition, event rate assumptions and eligibility criteria;

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our ability to enroll patients in clinical trials, to timely and successfully complete those trials and to receive necessary regulatory approvals;

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our expectations regarding the timing of initiation of data readout from our clinical trials;

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market acceptance or commercial success of any product candidate we develop and the degree of acceptance among physicians, patients, patient advocacy groups, healthcare payors and the medical community;

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our expectations regarding competition, potential market size, the size of the patient populations for our product candidates, if approved for commercial use, and market acceptance;

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our ability to obtain regulatory approval of our product candidates, and any restrictions, limitations and/or warnings in their labels, if approved;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

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potential claims relating to our intellectual property and third-party intellectual property;

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the duration of our intellectual property estate that will provide protection for our product candidates;

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developments relating to our competitors and our industry;

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our sales, marketing or distribution capabilities and our ability to commercialize our product candidates, if we obtain regulatory approval;

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current and future agreements with third parties in connection with conducting clinical trials, as well as the manufacturing of our product candidates;

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our expectations regarding the ability of our current contract manufacturing partners to produce our product candidates in the quantities and timeframe that we will require;

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our expectations regarding our future costs of goods;

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our ability to attract, retain and motivate key personnel and increase the size of our organization;

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our ability to establish collaborations in lieu of obtaining additional financing;

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the impact of government laws and regulations;

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our financial performance;

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a smaller reporting company under the Exchange Act; and

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our expectation related to the use of proceeds from this offering.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference, may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $3,000,000 from time to time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will be able to sell any shares under, or fully utilize, the sales agreement with Wainwright as a source of financing.
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. We currently intend to use the net proceeds from this offering, if any, for general corporate purposes, including for preclinical studies and clinical trials and the advancement of our product candidates. The amount and timing of these expenditures will depend on a number of factors, such as the timing, scope, progress and results of our research and development efforts, the timing and progress of any partnership efforts, and the competitive environment for our product candidates.
As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering, if any. As a result, our management will have broad discretion regarding the timing and application of the net proceeds from this offering. Pending the application of the net proceeds, we intend to invest the net proceeds in short-term, investment grade, interest-bearing securities.

DILUTION
If you invest in our common stock, you will experience dilution to the extent of the difference between the price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of September 30, 2024 was approximately $21.9 million or $4.03 per share of our common stock. Net tangible book value per share as of September 30, 2024 is equal to our total tangible assets minus total liabilities and the carrying value of Series A convertible preferred stock, all divided by the number of shares of common stock outstanding as of September 30, 2024.
After giving effect to the sale of $3,000,000 of shares of our common stock in this offering at an assumed offering price of $3.9717 per share, the last reported sale price of our common stock on The Nasdaq Capital Market on November 4, 2024, and after deducting estimated offering commissions and expenses payable by us, our as adjusted net tangible book value would have been approximately $24.5 million or $3.95 per share of common stock, as of September 30, 2024. This represents an immediate decrease in net tangible book value of approximately $0.08 per share to existing stockholders and an immediate dilution of approximately $0.0217 per share to investors in this offering. The following table illustrates this calculation on a per share basis.
Assumed public offering price per share		$3.9717
Net tangible book value per share as of September 30, 2024	$4.03
Decrease in net tangible book value per share attributable to this offering	$(0.08)
As adjusted net tangible book value per share as of September 30, 2024, after giving effect to this offering		$3.95
Dilution per share to new investors purchasing shares in this offering		$0.0217
The number of shares of common stock shown above to be outstanding immediately following this offering is based on 5,434,903 shares outstanding as of September 30, 2024 and excludes:
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28,112 shares of common stock issuable upon conversion of our outstanding Series A Preferred Stock;

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2,194,788 shares of common stock issuable upon the exercise of warrants to purchase shares of our common stock outstanding at a weighted-average exercise price of $8.20 per share;

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507,076 shares of common stock issuable upon the exercise of pre-funded warrants to purchase shares of our common stock outstanding with an exercise price of $0.001 per share;

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734,131 shares of common stock issuable upon the exercise of options to purchase shares of our common stock outstanding at a weighted-average exercise price of $60.39 per share;

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36,442 shares of common stock issuable upon the vesting of restricted stock units; and

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83,998 shares of our common stock reserved for issuance under our 2019 Equity Incentive Plan.

The above illustration of dilution per share to investors participating in this offering assumes no exercise of outstanding options or warrants to purchase our common stock. The exercise of outstanding options or warrants having an exercise price per share that is less than the offering price per share in this offering will increase dilution to investors in this offering.

DESCRIPTION OF CAPITAL STOCK
The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
General
Our charter authorizes us to issue up to 400,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K to which this summary is also an exhibit, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Common stock
As of November 7, 2024, we had outstanding 5,434,903 shares of common stock.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, except as otherwise disclosed below.
Dividends
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.
Rights and Preferences
The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred stock
Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock to be issued under this prospectus and the applicable prospectus supplement.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. As of September 30, 2024, there were 56,227 shares of Series A Preferred Stock outstanding. We have no present plans to issue any additional shares of preferred stock.
Anti-Takeover effects of Delaware law and our charter and bylaws
Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Staggered board; removal of directors
Our certificate of incorporation and bylaws divides our board of directors into three classes with staggered three-year terms. In addition, a director may only be removed for cause and only by the affirmative vote of the holders of a majority of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, will only be able to be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Stockholder action by written consent; special meetings
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors.
Advance notice requirements for stockholder proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Delaware business combination statute
We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of certificate of incorporation and bylaws
DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under “Staggered board; removal of directors” and “Stockholder action by written consent; special meetings.”
Exclusive forum selection
Our certificate of incorporation provides, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (4) any action asserting a claim against our company governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL. These exclusive-forum provisions do not currently apply to claims under the Securities Act of 1933, as amended, or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Listing on The Nasdaq Capital Market
Our common stock is listed on The Nasdaq Capital Market under the symbol “APRE.”
Authorized but unissued shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall St., Canton, MA 02021.

PLAN OF DISTRIBUTION
We have entered into a sales agreement with H.C. Wainwright & Co., LLC (“Wainwright”) under which we may issue and sell from time to time up to $3,000,000 of our common stock through Wainwright as our sales agent. Sales of our common stock, if any, will be made at market prices by any method that is deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, including sales made directly on The Nasdaq Capital Market or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Wainwright as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.
Wainwright will offer our common stock subject to the terms and conditions of the sales agreement on a daily basis or as otherwise agreed upon by us and Wainwright. We will designate the maximum amount of common stock to be sold through Wainwright on a daily basis or otherwise determine such maximum amount together with Wainwright. Subject to the terms and conditions of the sales agreement, Wainwright will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell on our behalf all of the shares of common stock requested to be sold by us. We may instruct Wainwright not to sell common stock if the sales cannot be effected at or above the price designated by us in any such instruction. Wainwright or we may suspend the offering of our common stock being made through Wainwright under the sales agreement upon proper notice to the other party. We or Wainwright may suspend the offering of the common stock being made through Wainwright under the sales agreement upon proper notice to the other party.
The aggregate compensation payable to Wainwright as sales agent is equal to 3.0% of the gross sales price of the shares sold through it pursuant to the sales agreement. Pursuant to the terms of the sales agreement, we agreed to reimburse Wainwright for the reasonable fees and expenses of its legal counsel incurred in connection with entering into the sales agreement in an amount not to exceed $50,000 in the aggregate, in addition to up to $2,500 per due diligence update session conducted in connection with each such date we file our Quarterly Reports on Form 10-Q and $5,000 per due diligence session conducted in connection with each such date we file our Annual Report on Form 10-K for Wainwright’s counsel’s fees. We estimate that the total expenses of the offering payable by us, excluding commissions payable to Wainwright under the sales agreement, will be approximately $125,000.
The remaining sales proceeds, after deducting any expenses payable by us and any transaction fees imposed by any governmental, regulatory, or self-regulatory organization in connection with the sales, will equal our net proceeds for the sale of such common stock.
Wainwright will provide written confirmation to us following the close of trading on The Nasdaq Capital Market on each day in which common stock is sold through it as sales agent under the sales agreement. Each confirmation will include the number of shares of common stock sold through it as sales agent on that day, the volume weighted average price of the shares sold, the percentage of the daily trading volume and the net proceeds to us.
To the extent any sales are made, we will report at least quarterly the number of shares of common stock sold through Wainwright under the sales agreement, the net proceeds to us and the compensation paid by us to Wainwright in connection with the sales of common stock.
Settlement for sales of common stock will occur on the first trading day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and Wainwright in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement and the accompanying prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and Wainwright may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sales of our common stock on our behalf, Wainwright will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to Wainwright will be deemed to be underwriting commissions or discounts. We have agreed in the sales agreement to provide indemnification and contribution to Wainwright against certain liabilities, including liabilities under the Securities Act.
Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “APRE.” The transfer agent of our common stock is Computershare.
To the extent required by Regulation M, Wainwright will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement.
Wainwright and/or its affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services they have received and, may in the future receive, customary fees.
In addition, in the ordinary course of its business activities, Wainwright and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. Wainwright and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
LEGAL MATTERS
Certain legal matters in connection with the securities offered hereby will be passed upon for us by DLA Piper LLP (US), Philadelphia, Pennsylvania. Ellenoff Grossman & Schole LLP, New York, New York, is counsel for Wainwright in connection with this offering.
EXPERTS
The consolidated balance sheet of Aprea Therapeutics, Inc. and Subsidiaries as of December 31, 2023, and the related consolidated statements of operations and comprehensive loss, convertible preferred stock and stockholders’ equity, and cash flows for the year then ended, have been audited by EisnerAmper LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated balance sheets of Aprea Therapeutics, Inc. as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity, and cash flows for each of the years then ended, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report dated March 30, 2023. Such financial statements have been incorporated herein by reference in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus. This prospectus does not contain all of the information set forth in the registration statement, of which it is a part, and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.

We are subject to the information and periodic reporting requirements of the Exchange Act, and we file annual, quarterly and current reports, proxy statements and other documents with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov.
We also make these documents available on our website at www.aprea.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus, and you should not consider it part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
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Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 26, 2024;

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Quarterly Report on Form 10-Q for the period ended March 31, 2024, filed with the SEC on May 14, 2024;

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Quarterly Report on Form 10-Q for the period ended June 30, 2024, filed with the SEC on August 12, 2024;

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Quarterly Report on Form 10-Q for the period ended September 30, 2024, filed with the SEC on November 7, 2024;

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Current Reports on Form 8-K, filed with the SEC on January 4, 2024, January 26, 2024, February 6, 2024, March 12, 2024 (other than the information furnished pursuant to Item 7.01), March 26, 2024 (other than the information furnished pursuant to Item 2.02), April 10, 2024, May 14, 2024 (other than the information furnished pursuant to Item 2.02), June 17, 2024, June 20, 2024, August 12, 2024 (other than the information furnished pursuant to Item 2.02), October 9, 2024 (other than the information furnished pursuant to Item 2.02), October 23, 2024 (other than the information furnished pursuant to Item 7.01), and November 7, 2024 (other than the information furnished pursuant to Item 2.02);

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The information specifically incorporated by reference in the 2023 Form 10-K from our definitive proxy statement on Schedule 14A for the 2024 annual meeting of stockholders, filed with the SEC on April 25, 2024; and

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the description of our Common Stock contained in our Registration Statement on Form 8/A, dated September 30, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.

You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement.
Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Aprea Therapeutics, Inc.
3805 Old Easton Road
Doylestown, PA 18902
(617) 463-9385
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.aprea.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

PROSPECTUS
$150,000,000
APREA THERAPEUTICS, INC.
Common Stock
Preferred Stock
Warrants
Debt Securities
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
Units
We may offer and sell from time to time our shares of common stock, shares of preferred stock, debt securities, warrants, rights to purchase common stock, preferred stock, debt securities or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $150,000,000.
This prospectus provides a general description of the securities we may offer. Each time we and/or any securityholder offers securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. The prospectus supplement also may add, update or change information contained in this prospectus.
This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market under the symbol “APRE.” On January 25, 2024, the last reported sale price of our common stock was $5.50.
We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.
We are an “emerging growth company” and a “smaller reporting company” under federal securities laws and as such, have elected to comply with reduced public company reporting requirements for this prospectus and the documents incorporated by reference herein and may elect to comply with reduced public company reporting requirements in future filings. See “Summary — Implications of Being an Emerging Growth Company and Smaller Reporting Company.”
Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” on page 2 of this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is February 2, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, (the “SEC”), using a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $150,000,000. This prospectus provides you with a general description of the securities we may offer.
Each time we offer securities, we will provide a prospectus supplement that describes the terms of the relevant offering. The prospectus supplement also may add, update or change information contained in this prospectus. Before making an investment decision, you should read carefully both this prospectus and any prospectus supplement together with the documents incorporated by reference into this prospectus as described below under the heading “Information Incorporated by Reference.”
This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.
You should read both this prospectus and any accompanying prospectus supplement together with the additional information incorporated by reference. See “Where You Can Find More Information” and “Information Incorporated by Reference”. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement to this prospectus is accurate at any date other than the date indicated on the cover page of these documents or the filing date of any document incorporated by reference, regardless of its time of delivery. We are not making an offer to sell the securities in any jurisdiction where the offer or sale is not permitted.
We may sell our securities to or through underwriters, dealers or agents, directly to purchasers or through a combination of any of these methods of sale, as designated from time to time. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of our securities. An applicable prospectus supplement, which we will provide each time we offer the securities, will set forth the names of any underwriters, dealers or agents involved in the sale of our securities, and any related fee, commission or discount arrangements. See “Plan of Distribution.”
This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.
The terms “Aprea,” the “Company,” “our,” “us” and “we,” as used in this prospectus, refer to Aprea Therapeutics, Inc., unless we state otherwise or the context indicates otherwise.

RISK FACTORS
Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2022 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 2023, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
FORWARD-LOOKING STATEMENTS
This prospectus includes and incorporates by reference “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and releases issued by the SEC and within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of this prospectus. In some cases, you can identify forward-looking statements by terminology such as “may,” “could,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “intend,” “predict,” “seek,” “contemplate,” “project,” “continue,” “potential,” “ongoing,” “goal,” or the negative of these terms or other comparable terminology. These forward-looking statements include, but are not limited to, statements about:
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our ability to continue to operate as an integrated company subsequent to our acquisition of Atrin Pharmaceuticals Inc.;

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estimates of our expenses, capital requirements and our needs for additional financing;

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business interruptions, including delays in enrollment, patient follow-up and data collection of clinical trials, resulting from a public health emergency or pandemic;

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the prospects of our product candidates, all of which are still in development;

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outcome and results of ongoing or future preclinical studies and clinical trials of our product candidates;

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our expectations regarding our ability to identify, discover or acquire additional suitable product candidates;

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the design of our ongoing and planned clinical trials, including the sample size, trial duration, endpoint definition, event rate assumptions and eligibility criteria;

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our ability to enroll patients in clinical trials, to timely and successfully complete those trials and to receive necessary regulatory approvals;

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our expectations regarding the timing of initiation of data readout from our clinical trials;

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market acceptance or commercial success of any product candidate we develop and the degree of acceptance among physicians, patients, patient advocacy groups, healthcare payors and the medical community;

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our expectations regarding competition, potential market size, the size of the patient populations for our product candidates, if approved for commercial use, and market acceptance;

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our ability to obtain regulatory approval of our product candidates, and any restrictions, limitations and/or warnings in their labels, if approved;

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the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates;

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potential claims relating to our intellectual property and third-party intellectual property;

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the duration of our intellectual property estate that will provide protection for our product candidates;

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developments relating to our competitors and our industry;

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our sales, marketing or distribution capabilities and our ability to commercialize our product candidates, if we obtain regulatory approval;

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current and future agreements with third parties in connection with conducting clinical trials, as well as the manufacturing of our product candidates;

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our expectations regarding the ability of our current contract manufacturing partners to produce our product candidates in the quantities and timeframe that we will require;

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our expectations regarding our future costs of goods;

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our ability to attract, retain and motivate key personnel and increase the size of our organization;

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our ability to establish collaborations in lieu of obtaining additional financing;

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the impact of government laws and regulations;

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our financial performance; and

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our expectations regarding the time during which we will be an emerging growth company under the JOBS Act or a smaller reporting company under the Exchange Act.

These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. In evaluating such forward-looking statements, you should specifically consider various factors that may cause actual results to differ materially from current expectations, including the risks outlined under the heading “Risk Factors” contained in this prospectus and any related free writing prospectus, and in any other documents incorporated herein or therein. Any forward-looking statement in this prospectus reflects our current view with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, industry and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.
This prospectus and the documents incorporated by reference, may also contain estimates, projections and other information concerning our industry, our business and the markets for certain drugs, including data regarding the estimated size of those markets, their projected growth rates and the incidence of certain medical conditions. Information that is based on estimates, forecasts, projections or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained these industry, business, market and other data from reports, research surveys, studies and similar data prepared by third parties, industry, medical and general publications, government data and similar sources. In some cases, we do not expressly refer to the sources from which these data are derived.

APREA THERAPEUTICS, INC.
Company Overview
We are a clinical-stage biopharmaceutical company focused on precision oncology through synthetic lethality. Our approach is built upon a platform of integrated discovery technologies to enrich our pipeline with novel targets in synthetic lethality and cancer treatment. Together with our expertise in small molecule drug discovery, we are applying the capabilities of our discovery platform to the development of new precision oncology therapies and the identification of patient populations most likely to benefit.
On May 16, 2022, we acquired Atrin Pharmaceuticals Inc. (“Atrin”), in accordance with the terms of the Agreement and Plan of Merger dated May 16, 2022 (the “Merger Agreement”), by and among us, ATR Merger Sub I Inc., a Delaware corporation and our wholly owned subsidiary (“First Merger Sub”), ATR Merger Sub II LLC, a Delaware limited liability company and wholly owned subsidiary of Aprea (“Second Merger Sub”) and Atrin. Pursuant to the Merger Agreement, First Merger Sub merged with and into Atrin, pursuant to which Atrin was the surviving corporation and became a wholly owned subsidiary of Aprea (the “First Merger”). Immediately following the First Merger, Atrin merged with and into the second Merger Sub, pursuant to which Second Merger Sub was the surviving entity. The former Atrin business is now our business.
We believe that synthetic lethality has the potential to impact patients’ lives and treatment strategies for a wide range of cancer types. When a gene in the DNA damaged response (“DDR”) pathway is damaged or fails, related genes make up for its loss of function. Our approach is to inhibit these genes, thereby specifically killing cancer cells with specific mutations. This approach is called synthetic lethality. Using synthetic lethality, our product candidates are designed to selectively kill cancer cells while minimizing the effect on normal, unmutated cells, decreasing the toxicity normally associated with cancer treatment. We aspire to become a leader in this emerging field and are establishing a pipeline of clinical and preclinical programs that we believe may have broad application to cancer treatment.
Our most advanced synthetic lethality product candidate is ATRN-119, a clinical-stage small molecule inhibitor of ataxia telangiectasia and Rad3-related, or ATR, a kinase that plays a critical role in DDR. ATR is one of several key regulators of the response to defective DNA replication and DNA damage, which occurs more commonly in cancer cells than in normal cells. We are enrolling patients into a Phase 1/2a clinical trial to evaluate ATRN-119 under an investigational new drug application, or IND. The first four dose cohorts have been completed, and patients with advanced solid tumors having mutations in defined DDR-related genes continue to be enrolled into additional cohorts of the Phase 1 dose escalation part of the trial. The primary endpoint of this Phase 1 part is to evaluate the tolerability and pharmacokinetics of ATRN-119 when administered orally on a continuous, once-daily schedule. We anticipate ATRN-119 tolerability and pharmacokinetic data from Phase 1 to be available in the second half of 2024.
We have several additional, wholly owned preclinical synthetic lethality programs. We are targeting WEE1, a kinase that is a key regulator of multiple phases of the cell cycle. Our lead WEE1 inhibitor product candidate is ATRN-1051, and we anticipate clearance of the IND for ATRN-1051 by the end of the first quarter of 2024. In addition, we have a preclinical research program directed at a second-generation ATR inhibitor, APR-354. Finally, we also have an early preclinical research program, which is aimed at identification of novel inhibitors of a distinct protein involved in DDR.
In addition to development of these drugs as single agents, we are evaluating potential expansion opportunities for our product candidates through twice a day administration (BID) as well as combination with other agents such as poly (ADP-ribose) polymerase inhibitors, or PARPi, where we believe a combination of therapeutic agents may enhance synthetic lethality. We are also evaluating combination opportunities within our pipeline, including research on the combination of ATRN-119 and ATRN-1051 that is supported by a Phase II SBIR grant from the National Cancer Institute.
Prior to the acquisition of Atrin, we were engaged in the clinical development of cancer therapeutics that reactivate the mutant p53 tumor suppressor protein. Our lead product candidate was APR-246, or eprenetapopt. Following our failed pivotal Phase 3 trial in December 2020, we engaged in a thorough evaluation of strategic options leading to the acquisition of Atrin and shifting our focus to the Atrin assets.

We do not currently have any ongoing preclinical studies or clinical trials involving our reactivators of mutant p53 and our primary focus is on the discovery and development of molecules targeting DDR pathways in oncology through synthetic lethality.
We have assembled a team with extensive experience in the discovery, development and commercialization of oncology drugs to support our mission of developing novel synthetic lethality-based cancer therapeutics.
Implications of Being an Emerging Growth Company and a Smaller Reporting Company
We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002 reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until December 31, 2024 or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, or Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.
In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of accounting standards that have different effective dates for public and private companies until those standards would otherwise apply to private companies. We have not elected to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not “emerging growth companies.”
We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.
Corporate Information
Our principal executive offices are located at 3805 Old Easton Road, Doylestown, Pennsylvania 18902, and our telephone number is (617) 463-9385. Our website address is www.aprea.com. The information contained on or accessible through our website is not incorporated by reference into this prospectus, and you should not consider any information contained on, or that can be accessed through, our website as part of this prospectus or in deciding whether to purchase our common stock.
Our filings with the SEC are posted on our website at www.aprea.com. Other than the specifically incorporated SEC filings, the information found on or accessible through our website is not part of this or any other report we file with or furnish to the SEC. The public can also obtain copies of these filings by accessing the SEC’s website at http://www.sec.gov.

USE OF PROCEEDS
We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses and products that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

DESCRIPTION OF CAPITAL STOCK
The following description is a general summary of the terms of the shares of common stock or shares of preferred stock that we may issue. The description below and in any prospectus supplement does not include all of the terms of the shares of common stock or shares of preferred stock and should be read together with our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, copies of which have been filed previously with the SEC. For more information on how you can obtain copies of our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, see “Where You Can Find More Information.”
General
Our charter authorizes us to issue up to 400,000,000 shares of common stock, par value $0.001 per share, and 40,000,000 shares of preferred stock, par value $0.001 per share. The following summary sets forth some of the general terms of our common stock. Because this is a summary, it does not contain all of the information that may be important to you. For a more detailed description of our common stock, you should read our amended and restated certificate of incorporation and the amended and restated bylaws, each of which is an exhibit to our Annual Report on Form 10-K to which this summary is also an exhibit, and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Common stock
As of November 9, 2023, we had outstanding 3,736,673 shares of common stock.
Voting Rights
Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. An election of directors by our stockholders will be determined by a plurality of the votes cast by the stockholders entitled to vote on the election. Other matters shall be decided by the affirmative vote of our stockholders having a majority in voting power of the votes cast by the stockholders present or represented and voting on such matter, except as otherwise disclosed below.
Dividends
Holders of common stock are entitled to receive proportionately any dividends as may be declared by our board of directors, subject to any preferential dividend rights of outstanding preferred stock.
Liquidation
In the event of our liquidation or dissolution, the holders of common stock are entitled to receive proportionately all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights.
Rights and Preferences
The rights, preferences and privileges of holders of common stock are subject to and may be adversely affected by the rights of the holders of shares of any series of preferred stock that we may designate and issue in the future.
Preferred stock
Our board of directors is authorized to issue shares of preferred stock in one or more series without stockholder approval. Our board of directors has the discretion to determine the rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock. You should refer to the applicable certificate of designation for complete information regarding a series of preferred stock to be issued under this prospectus and the applicable prospectus supplement.

The purpose of authorizing our board of directors to issue preferred stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions, future financings and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. As of September 30, 2023, there were 56,227 shares of Series A Preferred Stock outstanding. We have no present plans to issue any additional shares of preferred stock.
Anti-Takeover effects of Delaware law and our charter and bylaws
Delaware law, our certificate of incorporation and our bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors.
Staggered board; removal of directors
Our certificate of incorporation and bylaws divides our board of directors into three classes with staggered three-year terms. In addition, a director may only be removed for cause and only by the affirmative vote of the holders of a majority of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, will only be able to be filled by vote of a majority of our directors then in office. The classification of our board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of our company.
Stockholder action by written consent; special meetings
Our certificate of incorporation provides that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Our certificate of incorporation and bylaws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our chairman of the board, our Chief Executive Officer or our board of directors.
Advance notice requirements for stockholder proposals
Our bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to our board of directors. Stockholders at an annual meeting are only able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a stockholder of record on the record date for the meeting who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.
Delaware business combination statute
We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Amendment of certificate of incorporation and bylaws
DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or bylaws, unless a corporation’s certificate of incorporation or bylaws, as the case may be, requires a greater percentage. Our bylaws may be amended or repealed by a majority vote of our board of directors or by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors. In addition, the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in any annual election of directors is required to amend or repeal or to adopt any provisions inconsistent with any of the provisions of our certificate of incorporation described above under “Staggered board; removal of directors” and “Stockholder action by written consent; special meetings.”
Exclusive forum selection
Our certificate of incorporation provides, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) shall be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of our company under Delaware law, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or employees to our company or our stockholders, (3) any action asserting a claim against our company arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (4) any action asserting a claim against our company governed by the internal affairs doctrine or (5) any other action asserting an “internal corporate claim,” as defined in Section 115 of the DGCL. These exclusive-forum provisions do not currently apply to claims under the Securities Act of 1933, as amended, or the Exchange Act. Any person or entity purchasing or otherwise acquiring any interest in our securities shall be deemed to have notice of and consented to this provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against us or our directors and officers.
Listing on The Nasdaq Capital Market
Our common stock is listed on The Nasdaq Capital Market under the symbol “APRE.”
Authorized but unissued shares
The authorized but unissued shares of common stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing requirements of The Nasdaq Capital Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could make it more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.
Transfer agent and registrar
The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 150 Royall St., Canton, MA 02021.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, shares of our preferred stock or debt securities. The following description sets forth certain general terms and provisions of the warrants that we may offer pursuant to this prospectus. The particular terms of the warrants and the extent, if any, to which the general terms and provisions may apply to the warrants so offered will be described in the applicable prospectus supplement.
Warrants may be issued independently or together with other securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.
A copy of the forms of the warrant agreement and the warrant certificate relating to any particular issue of warrants will be filed with the SEC each time we issue warrants, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the warrant agreement and the related warrant certificate, see “Where You Can Find More Information.”
Stock Warrants
The prospectus supplement relating to a particular issue of warrants to issue shares of our common stock or shares of our preferred stock will describe the terms of the common share warrants and preferred share warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the shares of common stock or shares of preferred stock that may be purchased upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

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if applicable, the date from and after which the warrants and any securities issued with the warrants will be separately transferable;

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the number of shares of common stock or shares of preferred stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

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the dates on which the right to exercise the warrants commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. Federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Debt Warrants
The prospectus supplement relating to a particular issue of warrants to issue debt securities will describe the terms of those warrants, including the following:
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the title of the warrants;

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the offering price for the warrants, if any;

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the aggregate number of the warrants;

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the designation and terms of the debt securities purchasable upon exercise of the warrants;

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the terms for changes or adjustments to the exercise price of the warrants;

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if applicable, the designation and terms of the debt securities that the warrants are issued with and the number of warrants issued with each debt security;

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if applicable, the date from and after which the warrants and any debt securities issued with them will be separately transferable;

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the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

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the dates on which the right to exercise the warrants will commence and expire;

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if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

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whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

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information relating to book-entry procedures, if any;

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the currency or currency units in which the offering price, if any, and the exercise price are payable;

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if applicable, a discussion of material U.S. Federal income tax considerations;

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anti-dilution provisions of the warrants, if any;

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redemption or call provisions, if any, applicable to the warrants;

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any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

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any other information we think is important about the warrants.

Exercise of Warrants
Each warrant will entitle the holder of the warrant to purchase at the exercise price set forth in the applicable prospectus supplement the number of shares of common stock, shares of preferred stock or the principal amount of debt securities being offered. Holders may exercise warrants at any time up to the close of business on the expiration date set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants are void. Holders may exercise warrants as set forth in the prospectus supplement relating to the warrants being offered.
Until a holder exercises the warrants to purchase our shares of common stock, shares of preferred stock or debt securities, the holder will not have any rights as a holder of our shares of common stock, shares of preferred stock or debt securities, as the case may be, by virtue of ownership of warrants.

DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture.” We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities — Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
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the designation, ranking, or title of the series of debt securities;

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the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

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the percentage of the principal amount at which the series of debt securities will be offered;

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the date or dates on which principal will be payable;

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the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;

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the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;

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the terms for redemption, extension or early repayment, if any;

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the currencies in which the series of debt securities are issued and payable;

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whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

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the place or places of payment, transfer, conversion and/or exchange of the debt securities;

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the provision for any sinking fund;

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any restrictive covenants;

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events of default and any addition to, deletion of or change to the events of default;

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whether the series of debt securities are issuable in certificated form;

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any provisions for legal defeasance or covenant defeasance;

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whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

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any provisions for convertibility or exchangeability of the debt securities into or for any other securities;

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whether the debt securities are subject to subordination and the terms of such subordination;

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any listing of the debt securities on any securities exchange;

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the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

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if applicable, a discussion of material U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and

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any other material terms.

The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities — Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
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we do not pay the principal of, or any premium on, a debt security of the series on its due date;

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we do not pay interest on a debt security of the series within 30 days of its due date;

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we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

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we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and

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any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.

An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived (other than in the case of a bankruptcy proceeding), the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
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the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;

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the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

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the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and

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the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
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if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

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alternatively, we must be the surviving company;

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immediately after the transaction no Event of Default will exist;

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we must deliver certain certificates and documents to the trustee; and

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we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.

Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
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change the stated maturity of the principal of or rate of interest on a debt security;

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reduce any amounts due on a debt security;

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reduce the amount of principal payable upon acceleration of the maturity of a security following a default;

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at any time after a change of control has occurred, reduce any premium payable upon a change of control;

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change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);

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impair the right of holders to sue for payment;

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adversely affect any right to convert or exchange a debt security in accordance with its terms;

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reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;

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reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;

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modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

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change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
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if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and

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if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities — Modification or Waiver — Changes Requiring Approval.”
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.
Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities — Indenture Provisions — Subordination” below. In order to achieve covenant defeasance, we must do the following:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

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We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and
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We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.

If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
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If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the beneficial owners of the debt securities to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each beneficial owner its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and beneficial owners would recognize gain or loss on the debt securities at the time of the deposit; and
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We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.

If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities — Indenture Provisions — Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions — Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
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our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

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renewals, extensions, modifications and refinancings of any of such indebtedness.

The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
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the title and aggregate number of the rights;

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the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;

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if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;

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the number or a formula for the determination of the number of the rights issued to each stockholder;

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the extent to which the rights are transferable;

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in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

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in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;

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the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);

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if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;

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the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

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if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

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the effect on the rights of any merger, consolidation, sale or other disposition of our business;

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the terms of any rights to redeem or call the rights;

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information with respect to book-entry procedures, if any;

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the terms of the securities issuable upon exercise of the rights;

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if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;

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if applicable, a discussion of material U.S. Federal income tax considerations; and

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any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.

Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

DESCRIPTION OF UNITS
We may issue units comprising one or more securities described in this prospectus in any combination. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.
Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see “Where You Can Find More Information.”
The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:
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the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

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any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

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whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus in any one or more of the following ways from time to time:
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to or through one or more underwriters, brokers or dealers;

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through agents to investors or the public;

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in short or long transactions;

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through put or call option transactions relating to our common stock;

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directly to agents or other purchasers;

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in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act of 1933, as amended, or the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise;

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though a combination of any such methods of sale; or

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through any other method described in the applicable prospectus supplement.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.
We may directly solicit offers to purchase securities, or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act, and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis.
The distribution of the securities may be effected from time to time in one or more transactions:
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at a fixed price, or prices, which may be changed from time to time;

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at market prices prevailing at the time of sale;

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at prices related to such prevailing market prices; or

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at negotiated prices.

The applicable prospectus supplement will set forth the terms of the offering and the method of distribution and will identify any firms acting as underwriters, dealers or agents in connection with the offering, including:
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the terms of the offering;

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the names of any underwriters, dealers or agents;

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the name or names of any managing underwriter or underwriters;

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the purchase price of the securities and the proceeds to us from the sale;

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any over-allotment options under which the underwriters may purchase additional shares of common stock from us;

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any underwriting discounts, concessions, commissions or agency fees and other items constituting compensation to underwriters, dealers or agents;

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any delayed delivery arrangements;

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any public offering price;

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any discounts or concessions allowed or re-allowed or paid by underwriters or dealers to other dealers; or

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any securities exchange or market on which the common stock offered in the prospectus supplement may be listed.

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account for resale to the public, either on a firm commitment basis or a best efforts basis. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities hereunder, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for sale is reached. Unless we inform you otherwise in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions. We may change from time to time any public offering price and any discounts or concessions the underwriters allow or pay to dealers.
During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.
Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.
Some or all of the securities that we offer though this prospectus may be new issues of securities with no established trading market. Any underwriters to whom we sell our securities for public offering and sale may make a market in those securities, but they will not be obligated to do so and they may discontinue any market making at any time without notice. Accordingly, we cannot assure you of the liquidity of, or continued trading markets for, any securities that we offer.
If dealers are used for the sale of securities, we, or an underwriter, will sell the securities to them as principals. The dealers may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
We may also sell the securities through agents designated from time to time. In the applicable prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable to the agent. Unless we inform you otherwise in the applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.
We may sell the securities directly in transactions not involving underwriters, dealers or agents.
We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the applicable securities laws and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the applicable securities laws. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the applicable securities laws.
Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses for which they may receive customary fees and reimbursement of expenses.
We may use underwriters with whom we have a material relationship. We will describe the nature of such relationship in the applicable prospectus supplement.
Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.
We may enter into hedging transactions with broker-dealers and the broker-dealers may engage in short sales of the securities in the course of hedging the positions they assume with us, including, without limitation, in connection with distributions of the securities by those broker-dealers. We may enter into option or other transactions with broker-dealers that involve the delivery of the securities offered hereby to the broker-dealers, who may then resell or otherwise transfer those securities. We may also loan or pledge the securities offered hereby to a broker-dealer and the broker-dealer may sell the securities offered hereby so loaned or upon a default may sell or otherwise transfer the pledged securities offered hereby.

LEGAL MATTERS
The validity of the securities being offered hereby will be passed upon for us by DLA Piper LLP (US), Philadelphia, Pennsylvania.
EXPERTS
Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the securities offered by this prospectus and any applicable prospectus supplement. This prospectus and any applicable prospectus supplement do not contain all of the information set forth in the registration statement and its exhibits and schedules in accordance with SEC rules and regulations. For further information with respect to us and the securities being offered by this prospectus and any applicable prospectus supplement, you should read the registration statement, including its exhibits and schedules. Statements contained in this prospectus and any applicable prospectus supplement, including documents that we have incorporated by reference, as to the contents of any contract or other document referred to are not necessarily complete, and, with respect to any contract or other document filed as an exhibit to the registration statement or any other such document, each such statement is qualified in all respects by reference to the corresponding exhibit. You should review the complete contract or other document to evaluate these statements. You may obtain copies of the registration statement and its exhibits via the SEC’s website at http://www.sec.gov.
We file annual, quarterly and current reports, proxy statements and other documents with the SEC under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains a website that contains reports, proxy and information statements and other information regarding issuers, including us, that file electronically with the SEC. You may obtain documents that we file with the SEC at http://www.sec.gov. We also make these documents available on our website at www.aprea.com. Our website and the information contained or accessible through our website is not incorporated by reference in this prospectus or any prospectus supplement, and you should not consider it part of this prospectus or any prospectus supplement.
INFORMATION INCORPORATED BY REFERENCE
SEC rules permit us to incorporate information by reference in this prospectus and any applicable prospectus supplement. This means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus and any applicable prospectus supplement, except for information superseded by information contained in this prospectus or any applicable prospectus supplement itself or in any subsequently filed incorporated document. This prospectus and any applicable prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC, other than information in such documents that is deemed to be furnished and not filed. These documents contain important information about us and our business and financial condition.
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Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 30, 2023 (as amended by Amendment No. 1 to our Annual Report on Form 10-K filed with the SEC on April 28, 2023)

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Quarterly Report on Form 10-Q for the period ended March 31, 2023, filed with the SEC on May 15, 2023;

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Quarterly Report on Form 10-Q for the period ended June 30, 2023, filed with the SEC on August 10, 2023;

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Quarterly Report on Form 10-Q for the period ended September 30, 2023, filed with the SEC on November 9, 2023;

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Current Reports on Form 8-K, filed with the SEC on January 30, 2023, February 13, 2023, February 24, 2023, March 30, 2023, April 18, 2023, May 8, 2023, May 15, 2023 (other than the information furnished pursuant to Item 2.02), July 5, 2023, August 10, 2023 (other than the information furnished pursuant to Item 2.02), August 24, 2023, September 11, 2023, October 13, 2023, October 16, 2023, November 9, 2023 (other than the information furnished pursuant to Item 2.02) and January 4, 2024; and

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the description of our Common Stock contained in our Registration Statement on Form 8/A, dated September 30, 2019, including any amendments or reports filed for the purpose of updating such description.

All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of the initial registration statement of which this prospectus is a part and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents. All documents that we file (but not those that we furnish) pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of any of the securities covered under this prospectus shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, the applicable prospectus supplement and any previously filed documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this prospectus or any applicable prospectus supplement shall be deemed to be modified or superseded for purposes of this prospectus and such applicable prospectus supplement to the extent that a statement contained in this prospectus or such applicable prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus and such applicable prospectus supplement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or such applicable prospectus supplement.
You can obtain any of the filings incorporated by reference into this prospectus or any applicable prospectus supplement through us or from the SEC through the SEC’s website at http://www.sec.gov. Upon request, we will provide, without charge, a copy of any or all of the reports and documents referred to above which have been incorporated by reference into this prospectus or any applicable prospectus supplement. Prospective investors may obtain documents incorporated by reference in this prospectus or any applicable prospectus supplement by requesting them in writing or by telephone from us at our executive offices at:
Aprea Therapeutics, Inc.
3805 Old Easton Road
Doylestown, PA 18902
(617) 463-9385
Our reports and documents incorporated by reference herein may also be found in the “Investor Relations” section of our website at www.aprea.com. The content of our website and any information that is linked to or accessible from our website (other than our filings with the SEC that are incorporated by reference, as set forth under “Incorporation of Certain Documents by Reference”) is not incorporated by reference into this prospectus or any applicable prospectus supplement and you should not consider it a part of this prospectus, any applicable prospectus supplement, or the registration statement.

Up to $3,000,000
Common Stock
PROSPECTUS
H.C. Wainwright & Co.
November 8, 2024